EXHIBIT 10.31

                               Investors Agreement

        AGREEMENT dated as of November 1, 1995 among CORNELL CORRECTIONS, INC., a Delaware corporation (the "COMPANY"); each of the holders of options to purchase Class B Common Stock of the Company that is a signatory hereto identified under the caption "INVESTORS" on the signature pages hereto (individually, an "INVESTOR" and, collectively, the "INVESTORS"); CONCORD PARTNERS II, L.P.; and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation, as agent for the lenders (in such capacity, together with its successors in such capacity, the "AGENT") party to the Credit Agreement, dated as of March 14, 1995, among Cornell Cox, Inc. (the predecessor of the Company), the Subsidiary Guarantors (as defined therein), the Lenders (as defined therein) and the Agent (such Agreement, as amended, supplemented or modified from time to time, the "CREDIT AGREEMENT").

        Each of the Investors is party to a Stock Option Agreement, dated as of November 1, 1995, between the Company and such Investor (each such agreement, a "STOCK OPTION AGREEMENT", and, collectively, the "STOCK OPTION AGREEMENTS"). Subject to the execution and delivery of this Agreement, the Lenders under the Credit Agreement have agreed to amend the Credit Agreement to permit the Company to enter into the Stock Option Agreements and certain related transactions. Accordingly, in consideration of the Lenders agreeing to amend the Credit Agreement and for other good and valuable consideration, the parties hereto agree as follows:

        Section 1. EXERCISE OF OPTIONS.

        (a) Unless the Repurchase Transaction Loans (as defined in the Credit Agreement), and all accrued interest thereon, shall have been indefeasibly paid in full in cash on or prior to December 31, 1996 (the "TRIGGERING DATE"), on the Triggering Date each Investor (other than Internationale Nederlanden (U.S.) Capital Corporation ("ING")) hereby unconditionally and irrevocably agrees to exercise for the Exercise Price (as defined in the Stock Option Agreement to which such Investor is a party) all of the Options (as defined in such Stock Option Agreement) granted to such Investor pursuant to such Stock Option Agreement.

        (b) The Company hereby instructs each Investor, and each Investor hereby agrees, to pay to the Agent on the Triggering Date, in immediately available funds and without deduction, setoff or counterclaim, the aggregate Exercise Price (as defined in the Stock Option Agreement to which such Investor is a party) for all Options (as so defined) that such Investor has agreed to exercise pursuant to Section 1(a) hereof. All payments to be made by Investors shall be made to account number 600-06-116 (ABA No. 021000238) maintained by the Agent with Morgan Guaranty Company or New York (or any other account as may be notified by the Agent to the Investors) not later than 2:00 p.m. New York time. The Company hereby instructs the Agent to apply all such payments received by the Agent to the payment of principal of the Repurchase Transaction Loans (as that term is defined in the Credit Agreement).

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        (c) The obligations of the Investors under this Section 1 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under the Stock Option Agreements, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense, it being the intent of this Section 1 that the obligations of the Investors hereunder shall be absolute and unconditional, under any and all circumstances. Without in any way limiting the generality of the foregoing, none of the Investors' obligations under this Section 1 shall be modified, discharged or terminated as a result of, and each Investor agrees to perform its obligations under this Section 1 notwithstanding, the occurrence of any of the following:

               (i) the bankruptcy or insolvency of the Company or any of its subsidiaries;

               (ii) any default by the Company under any of the Stock Option Agreements, or any default by any other Investor under the Stock Option Agreement to which it is a party; or

               (iii) the failure of the Company to authorize the issuance of, the failure of the Company to tender the certificates representing, or the inability of the Company to tender any of the certificates representing, any of the Series B common stock of the Company pursuant to any Stock Option Agreement.

        Section 2. MANDATORY PURCHASE BY CHARTERHOUSE AND DILLON READ.

        (a) Charterhouse Equity Partners II, L.P. ("CHARTERHOUSE") and Concord Partners II, L.P. ("DILLON READ") hereby severally agree, for the benefit of the Agent and the Company, that, if any Investor (other than ING) shall fail to exercise all of its options under the Stock Option Agreement to which it is a party or to pay the aggregate Exercise Price (as defined in such Stock Option Agreement) to the Agent on the Triggering Date, in each case as provided in
Section 1 hereof (each such Investor, a "DEFAULTING INVESTOR"), then:

               (i) effective as of the Triggering Date, each such Defaulting Investor shall be deemed to have assigned to Charterhouse and Dillon Read, ratably in accordance with their respective Pro Rata Interests, all of such Defaulting Investor's right, title and interest in and to the Stock Option Agreement to which such Defaulting Investor is a party and the options underlying such Stock Option Agreement (and the Company hereby consents to such assignment and each Investor (other than ING) hereby agrees that, in such circumstance, it shall assign such right, title and interest in the Stock Option Agreement to which it is a party and such underlying options to Charterhouse and Dillon Read as herein provided);

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               (ii) on the Triggering Date, Charterhouse and Dillon Read shall, ratably in accordance with their respective Pro Rata Interests, promptly pay in full the aggregate Exercise Price payable by such Defaulting Investor under the Stock Option Agreement to which it is a party strictly in accordance with the terms of this Agreement.

(such obligations in the foregoing clauses (i) and (ii) being herein collectively called the "PURCHASE OBLIGATIONS"). Each assignment pursuant to this Section 2(a) shall be deemed to have occurred automatically on the Triggering Date without any action on the part of any party. As used in this Agreement, "PRO RATA INTEREST" shall mean, (x) in the case of Charterhouse, 40.279%, and (y) in the case of Dillon Read, 59.721%.

        (b) The obligations of Charterhouse and Dillon Read under this Section 2 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Investors under this Agreement or the obligations of any Defaulting Investor under the Stock Option Agreement to which it is a party, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense (including, without limitation, any refusal by any Defaulting Investor to assign any of its right, title and interest under the Stock Option Agreement to which it is a party and the occurrence of any of the events described in the last sentence of
Section 1(c) hereof), it being the intent of this Section 2 that the obligations of Charterhouse and Dillon Read hereunder shall be absolute and unconditional under any and all circumstances.

        Section 3. SECURITY INTEREST

        (a) The Company confirms that the obligations of the Investors under the Stock Option Agreement and under this Agreement are subject to the Lien of the Security Agreement (as that term is defined in the Credit Agreement).

        (b) Each Investor hereby acknowledges that the Company's rights under the Stock Option Agreements have been assigned to the Agent and that pursuant to the Credit Agreement and the Security Documents (as defined in the Credit Agreement) the Agent has a security interest therein.

        Section 4. MISCELLANEOUS

        (a) The Company hereby agrees to indemnify the Agent and each Lender (as defined in the Credit Agreement) and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless (to the fullest extent permitted by law) against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceeds) relating to this Agreement, the Stock Option Agreements and the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by

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reason of the gross negligence or willful misconduct of the person to be indemnified).

        (b) Each of the parties to this Agreement represents and warrants to all other parties hereto that (i) it is duly organized, validly existing, and in good standing under the laws of the State in which it is organized, (ii) it has the full power and authority to enter into this Agreement, (iii) the execution, delivery and performance by such party of this Agreement have been duly authorized by all necessary actions, and this Agreement constitutes the valid and binding obligation of such party enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and (iv) the execution, delivery and performance of this Agreement by such party will not violate or conflict with its organizational documents, or conflict with or result in a breach, termination or acceleration of, or constitute a default under, any other agreement to which it is a party, or violate any law, regulation, order, writ, judgment, injunction or decree applicable to it.

        (c) If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        (d) This Agreement may be amended, modified or terminated only in a writing signed by the Agent, the Company and any Investor against whom enforcement of any such amendment or modification is sought.

        (e) This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. Notwithstanding the foregoing, no Investor may, without the written consent of the Company and the Agent, assign any rights hereunder except to a successor by operation of law.

        (f)    THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED
AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF
NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES
THEREOF. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in the Borough of Manhattan in the City of New York for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

        (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (h) This Agreement shall terminate and be of no further force or effect after the indefeasible payment in full in cash of all Repurchase Transaction Loans (as that term is defined in the Credit Agreement), and accrued interest thereon.

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               IN WITNESS, WHEREOF, the parties hereto have executed this
Agreement on the day and year first above written.

                                            CORNELL CORRECTIONS, INC.

                                            By:    /s/ STEVEN W. LOGAN


                                            INTERNATIONALE NEDERLANDEN
                                             (U.S.) CAPITAL CORPORATION,
                                              as Agent

                                            By:    /s/ DAVID P. SCOPELLITI


                                            CONCORD PARTNERS II, L.P.

                                            By:    /s/ PETER A. LEIDEL

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                                            INVESTORS

                                            INTERNATIONAL NEDERLANDEN
                                             (U.S.) CAPITAL CORPORATION

                                            By:    /s/ DAVID P. SCOPELLITI


                                            BROWN UNIVERSITY THIRD CENTURY
                                             FUND

                                            By:    /s/ ROBERT J. KOLYER, JR.


                                            CONCORD PARTNERS II, L.P.

                                            By:    /s/ PETER A. LEIDEL


                                            CHARTERHOUSE EQUITY
                                             PARTNERS, II, L.P.

                                            By:  Chusa Equity Investors II, L.P.

                                            By:  Charterhouse Equity II, Inc.

                                            By:   /s/ RICHARD T. HENSHAW III

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                                            DAVID M. CORNELL

                                                   /s/ DAVID M. CORNELL


                                            STEVEN LOGAN

                                                   /s/ STEVEN LOGAN


                                            WADE WHILDEN

                                                   /s/ WADE WHILDEN


                                            JANE CORNELL

                                                   /s/ JANE CORNELL

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